Exhibit 99.1

AMETEK Announces Second Quarter Results

BERWYN, PA, AUGUST 4, 2020 – AMETEK, Inc. (NYSE: AME) today announced its financial results for the second quarter ended June 30, 2020.

AMETEK’s second quarter 2020 sales were $1.01 billion, a 22% decline compared to the second quarter of 2019. Operating income in the quarter was $227.0 million and operating margins were 22.4%.

On a GAAP basis, second quarter earnings per diluted share were $0.72. Adjusted earnings were $0.84 per diluted share. Adjusted earnings adds back non-cash, after-tax, acquisition-related intangible amortization of $0.12 per diluted share. A reconciliation of reported GAAP results to adjusted results is included in the financial tables accompanying this release and on the AMETEK website.

“As we manage through the COVID-19 pandemic we continue to focus on the safety and well-being of all AMETEK colleagues. This remains our highest priority,” said David A. Zapico, AMETEK Chairman and Chief Executive Officer.

“While our businesses were impacted by the pandemic during the second quarter, AMETEK colleagues rose to the challenge and delivered strong performance that exceeded expectations,” added Mr. Zapico. “Our businesses were able to mitigate the impact of sales weakness with impressive operating execution resulting in record adjusted EBITDA margins at 28.6%.”

“We further bolstered our already strong balance sheet and liquidity position with outstanding cash generation,” Mr. Zapico continued. “Operating cash flow in the second quarter was $315 million, up 28% compared to the prior-year period, and free cash flow conversion was 183% of net income. AMETEK remains well positioned to continue to invest in our growth initiatives during this economic downturn while being positioned to deploy meaningful capital on acquisitions.”

Electronic Instruments Group (EIG)
EIG sales in the second quarter were $647.9 million, down 21% from the same quarter in 2019. Operating income for EIG in the quarter was $159.6 million and operating income margins were 24.6%.

“EIG sales in the quarter were impacted by the global pandemic,” noted Mr. Zapico. “However, our businesses delivered strong operating performance in the face of these difficult market conditions with excellent operating margins.”

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Electromechanical Group (EMG)
Second quarter sales for EMG were $364.0 million, down 22% versus the same quarter last year. EMG’s second quarter operating income was $84.3 million and operating income margins were a record 23.2%.

“EMG drove outstanding operating performance in the quarter, despite lower sales due to the global pandemic. Through continued execution of Operational Excellence initiatives, EMG expanded operating margins by an impressive 170 basis points over last year’s second quarter,” commented Mr. Zapico.

2020 Outlook
“AMETEK navigated extremely well through a challenging quarter. Our flexible and proven operating model enabled us to deliver solid results while positioning us for robust growth coming out of the downturn. We have confidence in our ability to react to changing end market dynamics and deliver strong performance while continuing to invest in our long-term strategic initiatives,” noted Mr. Zapico.

“Given the on-going uncertainty related to the spread of COVID-19 and the effect that may have across economies, we will not be providing guidance at this time,” added Mr. Zapico. “We will provide forward guidance when visibility improves.”

Conference Call
AMETEK will webcast its second quarter 2020 investor conference call on Tuesday, August 4, 2020, beginning at 8:30 AM ET. The live audio webcast will be available and later archived in the Investors section of www.ametek.com.

About AMETEK

AMETEK is a leading global manufacturer of electronic instruments and electromechanical devices with 2019 sales of approximately $5.0 billion. The AMETEK Growth Model integrates the Four Growth Strategies - Operational Excellence, New Product Development, Global and Market Expansion, and Strategic Acquisitions - with a disciplined focus on cash generation and capital deployment. AMETEK's objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P 500.

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Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance are "forward-looking statements." Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include risks related to COVID-19 and its potential impact on AMETEK’s operations, supply chain, and demand across key end markets; AMETEK’s ability to consummate and successfully integrate future acquisitions; risks with international sales and operations, including supply chain disruptions; AMETEK’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

Contact:
AMETEK, Inc.
Kevin Coleman
Vice President, Investor Relations
1100 Cassatt Road
Berwyn, Pennsylvania 19312
kevin.coleman@ametek.com
Phone: 610.889.5247

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AMETEK, Inc.
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$1,011,922	$1,289,412	$2,214,140	$2,577,103

Cost of sales	669,195	838,153	1,493,842	1,689,460
Selling, general and administrative	115,737	155,849	261,268	308,974
Total operating expenses	784,932	994,002	1,755,110	1,998,434

Operating income	226,990	295,410	459,030	578,669

Interest expense	(22,669)	(21,475)	(45,410)	(44,128)
Other income (expense), net	2,131	(3,336)	143,907	(7,004)

Income before income taxes	206,452	270,599	557,527	527,537

Provision for income taxes	40,235	55,096	110,694	107,766

Net income	$166,217	$215,503	$446,833	$419,771

Diluted earnings per share	$0.72	$0.94	$1.94	$1.83
Basic earnings per share	$0.73	$0.95	$1.95	$1.85

Weighted average common shares outstanding:
Diluted shares	230,381	229,328	230,626	229,007
Basic shares	229,225	227,577	229,094	227,219

Dividends per share	$0.18	$0.14	$0.36	$0.28

AMETEK, Inc.
Information by Business Segment
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales:
Electronic Instruments	$647,882	$820,247	$1,422,107	$1,627,158
Electromechanical	364,040	469,165	792,033	949,945
Consolidated net sales	$1,011,922	$1,289,412	$2,214,140	$2,577,103

Operating income:
Segment operating income:
Electronic Instruments	$159,593	$212,913	$330,864	$415,997
Electromechanical	84,287	101,065	160,851	199,878
Total segment operating income	243,880	313,978	491,715	615,875
Corporate administrative expenses	(16,890)	(18,568)	(32,685)	(37,206)
Consolidated operating income	$226,990	$295,410	$459,030	$578,669

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AMETEK, Inc.
Condensed Consolidated Balance Sheet
(In thousands)

	June 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,130,975	$393,030
Receivables, net	620,160	744,760
Inventories, net	621,518	624,567
Other current assets	144,482	263,414
Total current assets	2,517,135	2,025,771

Property, plant and equipment, net	516,575	548,908
Right of use asset, net	164,216	179,679
Goodwill	4,155,636	4,047,539
Other intangibles, investments and other assets	2,957,610	3,042,662
Total assets	$10,311,172	$9,844,559

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt, net	$115,880	$497,449
Accounts payable and accruals	901,573	928,409
Total current liabilities	1,017,453	1,425,858

Long-term debt, net	2,753,254	2,271,292
Deferred income taxes and other long-term liabilities	1,054,025	1,031,917
Stockholders' equity	5,486,440	5,115,492
Total liabilities and stockholders' equity	$10,311,172	$9,844,559

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

EBITDA
Three Months Ended June 30, 2020
(In millions)

Net income	$166.2
Add (deduct):
Interest expense	22.7
Interest income	(0.7)
Income taxes	40.2
Depreciation	25.0
Amortization	36.3
EBITDA	$289.7

EBITDA Margin (EBITDA divided by net sales)	28.6%

FREE CASH FLOW
Three Months Ended June 30, 2020
(In millions)

Cash provided by operating activities	$314.6
Deduct: Capital expenditures	(10.1)
Free cash flow	$304.5

Free Cash Flow Conversion (Free cash flow divided by net income)	183%

ADJUSTED DILUTED EARNINGS PER SHARE
	Diluted Earnings Per Share
	Three Months Ended
	June 30, 2020	June 30, 2019

Diluted earnings per share (GAAP)	$0.72	$0.94
Pretax amortization of acquistion-related intangible assets	0.16	0.14
Income tax benefit on amortization of acquisition-related intangible assets	(0.04)	(0.03)
Adjusted Diluted earnings per share (Non-GAAP)	$0.84	$1.05

Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non-GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

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